Exhibit 99.1

Biovest Announces Upcoming Conference Calendar to Present

on Personalized Cancer Vaccine Targeting B-cell Lymphomas

TAMPA, FLORIDA and MINNEAPOLIS, MINNESOTA – March 17, 2010 – Biovest International, Inc. (Other OTC: BVTI) today announced that the company is confirmed to present its personalized cancer vaccine, BiovaxID®, at the following upcoming conferences:

•	World Vaccine Congress 2010, April 19-22, Washington D.C.

•	BIO International Convention, May 3-6, Chicago

•	Active Immunotherapeutics Forum 2010, June 21-23, Barcelona, Spain

At these events, Biovest plans to review positive Phase II and Phase III data for BiovaxID and discuss the potential market opportunity including regulatory and manufacturing strategies. The company will make further announcements related to the specifics for each presentation prior to each conference.

In addition, Biovest will be attending the American Society of Oncology’s (ASCO) Annual Meeting, June 4-8 in Chicago, intending to meet with corporate partnering candidates, key opinion leaders treating lymphomas and patient advocacy groups.

Biovest’s President, Mr. Samuel S. Duffey, stated, “As Biovest and its parent, Accentia Biopharmaceuticals, Inc., prepare to exit from reorganization, it is a priority for us to attend and present at key industry and investor events to communicate the vital role that we envision for BiovaxID in potentially enhancing existing regimens for the treatment of indolent follicular non-Hodgkin’s lymphoma and other B-cell blood cancers.”

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of personalized immunotherapies targeting life-threatening cancers of the blood system. Developed in collaboration with the National Cancer Institute, BiovaxID® is a patient-specific, anti-lymphoma cancer vaccine, demonstrating statistically significant Phase III clinical benefit by prolonging disease-free survival in patients suffering from indolent follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Orphan Drug Designation by both the U.S. FDA and the European EMEA. Biovest has also developed and markets a proprietary line of automated hollow fiber bioreactor systems, including the innovative AutovaxID™ which is a production platform for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. Since 1981, Biovest has been offering its clients a wide range of instrumentation and cell culture contract manufacturing services. Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the Over-the- Counter (OTC) market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (Other OTC: ABPIQ).

For further information, please visit: http://www.biovest.com

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.